UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  January 19, 2001
                                               -------------------------------


                              NORTH BANCSHARES, INC.
-------------------------------------------------------------------------------
              (Exact name of registrant as specified in its Charter)


Delaware                            0-22800                    36-3915073
-------------------------------------------------------------------------------
(State or other             (commission file number)           (IRS Employer
jurisdiction of                                                 Identification
incorporation)                                                  number)



100 West North Avenue, Chicago, Illinois                         60610
-------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
-------------------------------------------------------------------------------



                                     N/A
-------------------------------------------------------------------------------
           (Former name or former address, if changed since last report)

Item 5.  Other Events

     On January 19, 2001, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1.Press Release, dated January 19, 2001, regarding fourth quarter 2000 earnings and a quarterly dividend.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NORTH BANCSHARES, INC.
                                                   (Registrant)




Date: January 19, 2001                         /S/ Joseph A. Graber
      ----------------                         --------------------
                                               Joseph A. Graber
                                               President and
                                               Chief Executive Officer

                             EXHIBIT




NORTH BANCSHARES, INC.          NEWS
100 West North Avenue - Chicago, Illinois 60610 - 312-664-4320

RELEASE:     IMMEDIATELY

CONTACT:     Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
             (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             FOURTH QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, JANUARY 19, 2001, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced diluted earnings per share of $.08 for the quarter ended December 31, 2000, a decrease of $.02 per share, from $.10 per share for the quarter ended December 31, 1999. Net income for the quarter ended December 31, 2000 amounted to $98,000, a decrease of $20,000, from $118,000 for the quarter ended December 31, 1999. The decrease in diluted earnings per share and net income for the quarter was due primarily to a $142,000 increase in interest on deposit accounts. Diluted earnings per share for the fiscal year ended December 31, 2000 amounted to $1.16 per share, an increase of $.72 from $.44 per share for the fiscal year ended December 31, 1999. The improvement in earnings per share and net income for the fiscal year was primarily related to a $1.3 million gain on the sale of real estate.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on February 15, 2001 to stockholders of record as of February 1, 2001.

         Net interest income, before provision for loan losses, decreased by $97,000 to $818,000 for the quarter ended December 31, 2000, compared with $915,000 for the quarter ended December 31, 1999. The interest rate spread decreased to 2.13% at December 31, 2000 from 2.35% at December 31, 1999. The net interest margin decreased to 2.55% for the quarter ended December 31, 2000 from 2.84% for the quarter ended December 31, 1999.

         Non-interest income decreased by $8,000 and amounted to $29,000 for the quarter ended December 31, 2000 compared with $37,000 for the quarter ended December 31, 1999. The decrease was primarily attributable to a $45,000 loss on the sale of investment securities available for sale, partially offset by a $3,000 increase in fees and service charges. In addition, there was a $34,000 other than temporary decline in value of securities available for sale recorded during the quarter ended December 31, 1999 with no corresponding decline recorded during the quarter ended December 31, 2000.

         Non-interest expense decreased by $13,000 to $726,000 for the quarter ended December 31, 2000 compared with $739,000 for the quarter ended December 31, 1999.

         Net loans receivable totaled $90.8 million at December 31, 2000 compared with $89.0 million at December 31, 1999. Originations totaled $19.0 million during the fiscal year ended December 31, 2000 compared with $27.6 million during the fiscal year ended December 31, 1999. Repayments totaled $15.1 million and loan sales totaled $2.0 million during the fiscal year ended December 31, 2000 compared with repayments of $16.7 million and sales of $425,000 during the fiscal year ended December 31, 1999. At December 31, 2000, the Bank had $5.1 million in loan applications and participations pending approval, closing or funding at an average rate of 9.52% and $2.4 million in unused lines of credit.

                                     -MORE--

         Total deposits amounted to $81.3 million at December 31, 2000 compared with $76.5 million at December 31, 1999. The $4.8 million increase was primarily attributable to an increase in certificates of deposit that were used as a funding source for short term construction and commercial real estate loans and to repay borrowed funds. Non-interest bearing checking balances increased $900,000 to $3.2 million at December 31, 2000 from $2.3 million at December 31, 1999, while passbooks and NOW accounts decreased by a similar amount.

         Borrowed funds decreased $2.9 million to $38.2 million at December 31, 2000 from $41.1 million at December 31, 1999. The decrease was primarily due to repayment of FHLB advances which were called prior to maturity.

         Stockholders' equity increased $1.5 million and amounted to $12.8 million at December 31, 2000 compared with $11.3 million at December 31, 1999. The increase was primarily attributable to net income for the fiscal year which was partially offset by $530,000 in dividend payments. In addition, there was a $1.0 million improvement in accumulated other comprehensive loss due primarily to a decline in interest rates and the positive effect the decrease had on the available for sale portfolio. There was also a $291,000 increase in treasury stock. Book value increased to $10.82 per share at December 31, 2000 from $9.14 at December 31, 1999.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "During the year we sold some lower yielding assets as part of a restructuring of our balance sheet. Although we incurred a loss on the sales we were able to reinvest the proceeds into higher yielding loans which will provide an improved revenue stream in future periods." He added, "Also during the year we were able to fully utilize, for income tax purposes, capital loss carryforwards which would have expired on December 31, 2000. We expanded our commercial real estate and consumer lending and increased our non-interest bearing checking account balances. We also instituted measures to reduce future non-interest expenses in order to improve our efficiency."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 49 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                        (FINANCIAL STATEMENTS ATTACHED)

                                  --MORE--

                                      NORTH BANCSHARES, INC.
                         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               (IN THOUSANDS, EXCEPT SHARE DATA)
                                          (UNAUDITED)

ASSETS                                                                DEC 31, 2000  DEC 31, 1999
Cash and due from Banks                                                    $ 1,930     $   1,712
Interest-bearing deposits                                                    2,006         1,260
Federal funds sold                                                           4,245         2,439
Investment in dollar denominated mutual funds                                  903           466
------------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                           9,084         5,877

Investment securities available for sale                                    16,961        17,050
Mortgage-backed securities available for sale                               13,580        14,528
Stock in Federal Home Loan Bank of Chicago                                   1,905         2,205
Loans receivable, net of allowance for loan losses  of $262 at
  December 31, 2000 and $231 at December 31, 1999                           90,765        88,989
Accrued interest receivable                                                  1,016           965
Premises and equipment, net                                                    803         1,033
Amounts due from brokers                                                       376             -
Other assets                                                                    91            42
------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                            134,581       130,689
------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------
Deposit accounts                                                            81,317        76,506
Borrowed Funds                                                              38,200        41,100
Advance payments by borrowers for taxes and insurance                        1,068         1,092
Accrued interest payable and other liabilities                               1,219           738
------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                       121,804       119,436
------------------------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                    -             -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued
  1,914,075 shares outstanding                                                  19            19
Additional paid in capital                                                  13,242        13,393
Retained earnings, substantially restricted                                 11,955        11,115
Treasury stock, at cost (732,822 shares at December 31, 2000 and
 682,868 shares at December 31, 1999)                                      (11,316)      (11,025)
Accumulated other comprehensive loss                                          (895)       (1,916)
Common stock acquired by Employee Stock Ownership Plan                        (222)         (333)
------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                                               12,783        11,253
------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $134,581      $130,689
------------------------------------------------------------------------------------------------


                                           --MORE-

                                              NORTH BANCSHARES, INC.
                               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    THREE MONTHS ENDED         FISCAL YEAR ENDED
                                                                                      DECEMBER 31,                DECEMBER 31,
                                                                                    2000          1999           2000          1999
INTEREST INCOME:
  Loans receivable                                                                $1,706        $1,670         $6,763        $6,365
  Interest-bearing deposits and federal funds sold                                    68            41            215           204
  Investment securities available for sale                                           294           304          1,208         1.164
  Mortgage-backed securities available for sale                                      214           232            890           945
  Investment in mutual funds                                                          11             3             28            25
  Dividends on FHLB stock                                                             37            40            146           134
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                                              2,330         2,290          9,250         8,837
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                                   952           810          3,540         3,211
  Borrowed funds                                                                     560           565          2,247         2,065
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                                             1,512         1,375          5,787         5,276
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                                 818           915          3,463         3,561
PROVISION FOR LOAN LOSSES                                                              -             -             31            17
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                  818           915          3,432         3,544
-----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  (Loss) gain on sale of investment securities available for sale                    (45)            -          (135)            75
  Other than temporary decline in value of securities available for sale               -           (34)          (24)           (66)
  Gain on sale of real estate                                                          -             -          1,322             -
  Loss on sale of loans                                                                -             -           (15)             -
  Fees and service charges                                                            70            67            288           282
  Other                                                                                4             4             20            17
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                                             29            37          1,456           308
-----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                                          417           398          1,690         1,602
  Occupancy expense                                                                   93           122            438           447
  Professional fees                                                                   63            41            222           172
  Data processing                                                                     53            38            209           194
  Advertising and promotion                                                           16            22            141           132
  Federal deposit insurance premium                                                    2            11             12            45
  Other                                                                               82           107            353           362
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                                           726           739          3,065         2,954
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                           121           213          1,823           898
INCOME TAX EXPENSE                                                                    23            95            453           362
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                         $  98           118          1,370           536
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                                                            $ .08           .10           1.17           .45
  Diluted                                                                            .08           .10           1.16           .44
-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                                        1,156,847     1,188,911      1,175,326     1,200,601
  Diluted                                                                      1,164,831     1,233,413      1,183,935     1,226,498
-----------------------------------------------------------------------------------------------------------------------------------


                                                              --MORE-

SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                                  THREE MONTHS ENDED         FISCAL YEAR ENDED
                                                                                     DECEMBER  31,               DECEMBER 31,
                                                                                 2000            1999          2000        1999
PERFORMANCE RATIOS:
--------------------------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)               0.30%           0.36%         1.04%       0.42%
Interest rate spread information:
 Average during period (1)                                                       1.87            2.33          2.09        2.30
 End of period (1)                                                               2.13            2.35          2.13        2.35
Net interest margin (1)                                                          2.55            2.84          2.68        2.83
Ratio of operating expenses to average assets (1)                                2.22            2.26          2.33        2.30
Efficiency ratio                                                                  .86             .78           .62         .76
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                                   114.44          111.98        113.31      112.76
--------------------------------------------------------------------------------------------------------------------------------

                                                                              DECEMBER 31, 2000           DECEMBER 31, 1999
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                               0.00                           0.00
Allowance for loan losses to non-performing loans                                    N/A                            N/A
Allowance for loan losses to loans receivable                                       0.29                           0.26
CAPITAL RATIOS:
--------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                                9.50                           8.61
Average Stockholders' equity to average assets                                      8.93                           9.56
Return on Stockholders' equity (ratio of net income to average
 equity) (1)                                                                       11.68                           4.36
Shares outstanding-actual                                                      1,181,253                      1,231,207
Book value per share                                                               10.82                           9.14
Number of full service offices                                                         2                              2
--------------------------------------------------------------------------------------------------------------------------------

(1) Annualized for the three month periods presented.